Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-4 of our report dated April 19, 2021, relating to the consolidated financial statements of VIA Motors International, Inc. and Subsidiaries as of December 31, 2020 and 2019, and for the years then ended, appearing in the proxy statement/prospectus, which is part of this Registration Statement, and to the reference to our Firm under the caption “Experts” in the proxy statement/prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

January 31, 2022